As filed with the Securities and Exchange Commission on August 20, 2001

Registration No. 333- _______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MACROMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3155026 (I.R.S. employer identification no.)

600 Townsend Street
San Francisco, California 94103
(Address of principal executive offices)
Macromedia, Inc. 1992 Equity Incentive Plan
Macromedia, Inc. 1993 Directors Stock Option Plan
(Full titles of the plans)
Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary
Macromedia, Inc.
600 Townsend Street
San Francisco, California 94103
(415) 252-2000
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.
Andrew J. Schultheis, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

	Amount		Proposed Maximum		Proposed Maximum
	to be		Offering Price Per		Aggregate Offering		Amount of
Title of Securities to be Registered	Registered		Share		Price		Registration Fee

Common Stock, par value $0.001, to be issued under Macromedia, Inc. 1992 Equity Incentive Plan.	2,180,000	(1)	$14.87	(2)	$32,416,600	(2)	$8,104

Common Stock, par value $0.001, to be issued under Macromedia, Inc. 1993 Directors Stock Option Plan.	131,943	(3)	$14.87	(2)	$1,961,992	(2)	$491

Common Stock, par value $0.001, issued under Macromedia, Inc. 1993 Directors Stock Option Plan.	58,057	(3)	$17.15	(4)	$995,678	(4)	$249

							Total Fee:
							$8,844

(1)	Represents shares added to the pool of shares available for issuance under the Registrant’s 1992 Equity Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on August 16, 2001.

(3)	Represents shares added to the pool of shares available for issuance under the Registrant’s 1993 Directors Stock Option Plan.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based upon the price at which the options may be exercised.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.01
EXHIBIT 4.02
EXHIBIT 4.03
EXHIBIT 5.01
EXHIBIT 23.02

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed on June 11, 2001, which Annual Report contains audited consolidated financial statements as of March 31, 2001 and 2000 and for each of the years in the three-year period ended March 31, 2001;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed on August 3, 2001;

(c)	The Registrant’s Current Report on Form 8-K filed on April 4, 2001, as amended on the Registrant’s Form 8-K/A filed on June 4, 2001;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on October 22, 1993, as amended on the Registrant’s Form 8-A/A filed on October 5, 1995, including any amendment or report filed for the purpose of updating such description.

(e)	The Registrant’s registration statement on Form S-8 (File No. 333-64141) filed on September 24, 1998.

(f)	The Registrant’s registration statement on Form S-8 (File No. 333-44016) filed on August 17, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits

Exhibit No.	Description

4.01	Registrant’s Amended and Restated Certificate of Incorporation.*

4.02	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.*

4.03	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.*

4.04	Registrant’s Amended and Restated Bylaws effective May 3, 2001.(a)

4.05	Registrant’s 1992 Equity Incentive Plan, as amended.(b)

4.06	Registrant’s 1993 Directors Stock Option Plan, as amended.(b)

5.01	Opinion of Loren Hillberg, Senior Vice President, General Counsel.*

23.01	Consent of Loren Hillberg, Senior Vice President, General Counsel (included in Exhibit 5.01).*

23.02	Consent of KPMG LLP.*

24.01	Power of Attorney (see signature pages).*

(a)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

(b)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.

(*)	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 20th day of August, 2001.

MACROMEDIA, INC.

By:	/s/ Elizabeth A. Nelson

Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Loren E. Hillberg and Elizabeth A. Nelson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ Robert K. Burgess Robert K. Burgess	Chairman, Chief Executive Officer and a Director	August 20, 2001

Principal Financial and Accounting Officer:

/s/ Elizabeth A. Nelson Elizabeth A. Nelson	Executive Vice President, Chief Financial Officer and Secretary	August 20, 2001

Additional Directors:

/s/ John (Ian) Giffen John (Ian) Giffen	Director	August 20, 2001

Mark D. Kvamme	Director

/s/ Donald L. Lucas Donald L. Lucas	Director	August 20, 2001

/s/ Alan Ramadan Alan Ramadan	Director	August 20, 2001

/s/ William B. Welty William B. Welty	Director	August 20, 2001

II-2

EXHIBIT INDEX

Exhibit No.	Description

4.01	Registrant’s Amended and Restated Certificate of Incorporation.*

4.02	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.*

4.03	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.*

4.04	Registrant’s Amended and Restated Bylaws effective May 3, 2001.(a)

4.05	Registrant’s 1992 Equity Incentive Plan, as amended.(b)

4.06	Registrant’s 1993 Directors Stock Option Plan, as amended.(b)

5.01	Opinion of Loren Hillberg, Senior Vice President, General Counsel.*

23.01	Consent of Loren Hillberg, Senior Vice President, General Counsel (included in Exhibit 5.01).*

23.02	Consent of KPMG LLP.*

24.01	Power of Attorney (see signature pages).*

(a)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

(b)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.

(*)	Filed herewith.